Filed pursuant to Rule 424(b)(5)

File No. 333-202251

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common Stock, par value $0.01 per share	$250,000,000	$29,050

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. Payment of the registration fee at the time of the filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2015 (File No. 333-202251), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Filed Pursuant to Rule 424(b)(5)
File No. 333-179850

Prospectus supplement

(To prospectus dated February 24, 2015)

Up to $250,000,000

Common stock Strategic Hotels & Resorts, Inc.

We have entered into a distribution agreement with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Raymond James & Associates, Inc., or the Agents, relating to the shares of our common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through one or more of the Agents, as our sales agents, or directly to one or more of the Agents acting as principal.

Sales, if any, of our common stock made through the Agents, as our sales agents, as contemplated by this prospectus supplement and the accompanying prospectus may be made by means of transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including ordinary brokers’ transactions on the New York Stock Exchange, or NYSE, at market prices or as otherwise agreed by us and the applicable Agent. We will pay each Agent a commission that is equal to 1.5% of the gross sales price per share of our common stock sold through such Agent, as our sales agent, under the distribution agreement.

None of the Agents are required to sell any specific number or dollar amount of shares of our common stock, but each Agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, as our sales agent and on the terms and subject to the conditions of the distribution agreement, to sell the shares offered on terms agreed upon by such Agent and us. The shares of our common stock offered and sold through the Agents, as our sales agents, pursuant to the distribution agreement will be offered and sold through only one Agent on any given day.

Under the terms of the distribution agreement, we may also sell shares of our common stock to any of the Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with that Agent, and we will describe the public offering price, underwriting discount (which may exceed 1.5% of the public offering price) and other terms of the offering of those shares in a separate prospectus supplement.

Our common stock is listed on the NYSE under the symbol “BEE”. The last reported sale price of our common stock on the NYSE on February 24, 2015 was $12.99 per share. To ensure that we maintain our qualification as a real estate investment trust, our charter limits ownership by any individual to 9.8% of the number or value, whichever is more restrictive, of our outstanding shares of common stock, with certain exceptions. In addition, our charter limits ownership by any individual to 9.8% in value of our outstanding shares of stock, with certain exceptions. See “Description of our common stock” in this prospectus supplement.

Investing in our common stock involves risks. See “Risk factors” beginning on page S-3 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference in this prospectus supplement or the accompanying prospectus, to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

J.P. Morgan	Deutsche Bank Securities	BofA Merrill Lynch	Wells Fargo Securities	Raymond James
February 25, 2015

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About this prospectus supplement

As used in this prospectus supplement, references to “we,” “our,” “us” and “SHR” are to Strategic Hotels & Resorts, Inc., a Maryland corporation, and, except as the context otherwise requires, its consolidated subsidiaries, including Strategic Hotel Funding, L.L.C., our operating partnership, and its consolidated subsidiaries. References to “SH Funding” are to Strategic Hotel Funding, L.L.C.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part is the accompanying prospectus, which provides general information about us and our securities, some of which may not apply to this offering of common stock.

Both this prospectus supplement and the accompanying prospectus include important information about us and our common stock, and other information of which you should be aware before investing in our common stock. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated therein by reference. To the extent that any statements that we make in this prospectus supplement are inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement are deemed to modify the statements made in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional materials described under the caption “Where you can find more information and incorporation by reference” in this prospectus supplement and the accompanying prospectus, before investing in our common stock.

This prospectus supplement contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Fairmont®, Four Seasons®, Hyatt®, InterContinental®, JW Marriott®, Loews®, Marriott®, Montage®, Ritz-Carlton® and Westin®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer or underwriter of the securities being offered hereby. In addition, none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus supplement or otherwise disseminated in connection with the offer or sale of the securities offered hereby.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or any related free writing prospectus prepared by or on behalf of us. Neither we nor the Agents have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the Agents are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations, liquidity and prospects may have changed since those dates.

S-ii

Prospectus summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not intended to be a complete description of the matters covered in this prospectus supplement, the accompanying prospectus and the information incorporated by reference. You should read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in our common stock discussed in “Risk factors” below, before investing in our common stock.

Strategic Hotels & Resorts, Inc.

Strategic Hotels & Resorts, Inc. was incorporated in Maryland in January 2004 to acquire and asset-manage upper upscale and luxury hotels that are subject to long-term management contracts. The terms upper upscale and luxury are classifications of hotels by brand that are defined by Smith Travel Research, an independent provider of lodging industry statistical data. We completed our initial public offering in June 2004. Our accounting predecessor, Strategic Hotel Capital, L.L.C., was founded in 1997. We own interests in or lease our properties through our investment in SH Funding and its subsidiaries.

We operate as a self-administered and self-managed real estate investment trust, or REIT, managed by our board of directors and executive officers and conduct our operations through our direct and indirect subsidiaries, including SH Funding. We are the managing member of SH Funding and hold approximately 99.7% of its membership units as of February 24, 2015.

We do not operate any of our hotels directly; instead we employ internationally known hotel management companies to operate them for us under management contracts or operating leases. Our existing hotels are operating under the widely recognized upper upscale and luxury brands of Fairmont®, Four Seasons®, Hyatt®, InterContinental®, JW Marriott®, Loews®, Marriott®, Montage®, Ritz-Carlton® and Westin®. The Hotel del Coronado is operated by a specialty management company, KSL Resorts.

We seek to maximize asset values and operating results through asset management.

Our principal executive offices are located at 200 West Madison Street, Suite 1700, Chicago, Illinois 60606 and our telephone number is (312) 658-5000. Our website address is www.strategichotels.com. Other than the documents specifically incorporated by reference into this prospectus supplement, the information contained or referred to on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement.

The offering

Issuer	Strategic Hotels & Resorts, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price up to $250 million.

NYSE trading symbol	“BEE”

Restrictions on ownership	Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in continuing to qualify as a REIT and complying with certain requirements under the Internal Revenue Code of 1986, as amended, or the Tax Code, applicable to REITs. Specifically, without the approval of our board of directors, no individual may own more than 9.8% in number or value, whichever is more restrictive, of the outstanding shares of our common stock, no individual may own more than 9.8% in value of our outstanding shares of stock and no person may own shares of our stock that would cause us to be “closely held” under the Tax Code or otherwise cause us to fail to qualify as a REIT. See “Description of our common stock.”

Use of proceeds	We intend to use the net proceeds from any sale of shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus for working capital and general corporate purposes, which may include the repayment of indebtedness. See “Use of proceeds.”

Transfer agent and registrar	Computershare Shareowner Services LLC

Risk factors	See “Risk factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Risk factors

An investment in our common stock involves a high degree of risk. Before you invest in shares of our common stock, in addition to the other information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below as well as under the heading “Risk Factors” contained in Part I, Item 1A in our most recent annual report on Form 10-K and the risk factors contained in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. The risks and uncertainties described below and incorporated into this prospectus supplement are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Each of the risks could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statement referred to under “Cautionary note regarding forward-looking statements” in this prospectus supplement.

Risks related to this offering

Our common stock is an equity security and therefore is junior to our existing and future indebtedness.

Our common stock is an equity security. As such, shares of our common stock will, in effect, rank junior to all of our existing and future indebtedness, to all other non-equity claims against us or our assets and to any preferred stock that we may issue in the future. Our existing and future indebtedness may restrict payment of dividends on our common stock.

Additionally, unlike indebtedness, for which principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if authorized by our board of directors or a duly authorized committee of our board of directors and declared by us and (ii) as a corporation, we are restricted from making dividend payments and redemption payments other than out of legally available net assets. See the risk factor titled “We have suspended the payment of dividends on our common stock” in our annual report on Form 10-K filed with the SEC on February 24, 2015. For a description of restrictions on our ability to pay dividends, see the discussion under the heading “Part II. Item 8. Financial Statements and Supplementary Data—10. Indebtedness—Bank Credit Facility” in our annual report on Form 10-K filed with the SEC on February 24, 2015.

Our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or issue preferred stock.

This offering may be dilutive, and there may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Giving effect to the potential issuance of shares of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering may have a dilutive effect on our expected earnings per share and funds from operations per share. The actual amount of such dilution cannot be determined at this time and will be based on numerous factors. Furthermore, we are not restricted from issuing additional securities in the future, including shares of our common stock or preferred stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market after this offering or the perception that such issuances or sales could occur.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Some of the factors that could negatively affect the market price of our common stock include:

•	actual or anticipated variations in our results of operations;

•	changes in market valuations of companies in the hotel or real estate industries;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	issuances of common stock or other securities in the future;

•	the addition or departure of key personnel and members of our board of directors;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	trading volume of our common stock on the NYSE;

•	publication of research reports about us or the real estate industry;

•	speculation in the press or investment community;

•	disputes with any of our hotel operators; and

•	general market, economic and political conditions.

In addition, in recent years, the U.S. securities markets have experienced significant price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. Market fluctuations and broad market, economic and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock.

Our management will have broad discretion regarding the use of net proceeds of this offering, and we may use the proceeds in ways with which you disagree.

Our management will have broad discretion regarding the use of net proceeds from this offering and could use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. As a result, investors will be relying on the judgment of management for the application of the proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used in ways with which you agree. Our failure to apply these funds effectively could have a material adverse effect on our business, operating performance and financial condition.

Legislative or regulatory action could adversely affect purchasers of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common stock. Changes are likely to continue to occur in the future, and we cannot assure you that any of these changes will not adversely affect our stockholders’ stock. Any of these changes could have an adverse effect on an investment in our common stock or on market value or resale potential of our common stock. Stockholders are urged to consult with their own tax advisor with respect to the impact that recent legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our stock.

Cautionary note regarding forward-looking statements

This prospectus supplement, including information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve certain risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements are identified by their use of such terms and phrases as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes” and “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the effects of economic conditions and disruption in financial markets upon business and leisure travel and the hotel markets in which we invest;

•	our liquidity and refinancing demands;

•	our ability to obtain, refinance or extend maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•

stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where our hotels and resorts operate and in which we invest, including luxury and upper-upscale product;

•	general volatility of the capital markets and the market price of our shares of common stock;

•	availability of capital;

•	our ability to dispose of properties in a manner consistent with our investment strategy and liquidity needs;

•

hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Germany or other countries where we invest;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	risks related to natural disasters;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	contagious disease outbreaks;

•	delays and cost-overruns in construction and development;

•	marketing challenges associated with entering new lines of business or pursuing new business strategies;

•	our failure to maintain our status as a REIT;

•	changes in the competitive environment in our industry and the markets where we invest;

•	changes in real estate and zoning laws or regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	changes in generally accepted accounting principles, policies and guidelines; and

•	litigation, judgments or settlements.

See “Risk factors” to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

Use of proceeds

We intend to use the net proceeds from any sale of shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus for working capital and general corporate purposes, which may include the repayment of indebtedness. Certain affiliates of the Agents are lenders under our bank credit facility and may receive a portion of the proceeds from sales of our common stock that are the subject of this prospectus supplement if, and to the extent, those proceeds are used to repay borrowings under our bank credit facility.

Price range of our common stock and dividend policy

Our common stock is traded on the NYSE under the symbol “BEE.” The following table sets forth the high and low sale prices per share of our common stock as reported on the NYSE with regard to each of our fiscal quarters during the periods indicated, and the dividends per share declared by us each fiscal quarter during such period.

	High	Low	Dividend

Fiscal Year Ended December 31, 2015
First Quarter (through February 24, 2015)	$14.26	$12.49	$0.00

Fiscal Year Ended December 31, 2014
Fourth Quarter	$13.68	$11.01	$0.00
Third Quarter	12.38	11.27	0.00
Second Quarter	11.84	9.66	0.00
First Quarter	10.57	8.89	0.00

Fiscal Year Ended December 31, 2013
Fourth Quarter	$9.61	$8.19	$0.00
Third Quarter	9.20	8.09	0.00
Second Quarter	9.69	7.63	0.00
First Quarter	8.55	6.44	0.00

The table above shows only historical information. This may not be meaningful information to you in determining whether to purchase shares of our common stock. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

For a description of our common stock, see “Description of our common stock”.

On February 24, 2015, the last reported sale price of our common stock was $12.99 per share.

We generally intend to distribute each year substantially all of our taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles) to our stockholders to comply with REIT provisions of the Tax Code. If necessary for REIT qualification purposes, we may need to distribute any taxable income in cash or by a special dividend. Our dividend policy is subject to revision at the discretion of our board of directors. All distributions will be made at the discretion of our board of directors and will depend on our taxable income, our financial condition, our maintenance of REIT status and other factors as our board of directors deems relevant.

On November 4, 2008, our board of directors elected to suspend the quarterly dividend to holders of shares of our common stock.

For a description of restrictions on the payment of dividends, see the discussion under the heading “Part II. Item 8. Financial Statements and Supplementary Data—10. Indebtedness—Bank Credit Facility” in our annual report on Form 10-K filed with the SEC on February 24, 2015.

Description of our common stock

See “Description of our Stock” in the accompanying prospectus for a description of our common stock and our charter, a copy of which is incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.

Plan of distribution

We have entered into a distribution agreement with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Raymond James & Associates, Inc., or the Agents, as agents, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through one or more of the Agents.

Sales, if any, of our common stock made through the Agents, as our sales agents, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including ordinary brokers’ transactions on the NYSE at market prices, or as otherwise agreed by us and the Agents.

The Agents are not required to sell any specific number or dollar amount of shares of our common stock but have agreed to use commercially reasonable efforts, consistent with normal trading and sales practices, as our sales agent and on the terms and subject to the conditions of the distribution agreement, to sell the shares of our common stock offered on terms agreed upon by the Agents and us. If we elect to offer shares of our common stock, we will instruct the Agents as to the number of shares to be sold by them as our sales agents and the date or dates on which such shares are to be sold. We may instruct the Agents not to sell shares of our common stock as our sales agents if the sales cannot be effected at or above a price designated by us. The Agents may decline to accept any such instructions that we may provide to it from time to time. The shares of our common stock offered and sold through the Agents, as our sales agents, pursuant to the distribution agreement will be offered and sold through only one Agent on any given day. We or the Agents may suspend the offering of our shares of common stock by the Agents, as our sales agents, upon notice to the other party.

If shares of our common stock are sold by one or more of the Agents, as our sales agents, in an at-the-market offering, such Agents have agreed to confirm to us in writing the number of shares sold on the applicable trading day and the related gross sales price and net sales price of those shares on the immediately following trading day. We will report at least quarterly the number of shares of our common stock sold through the Agents, as our sales agents, under the distribution agreement and information concerning the net proceeds from those sales.

The Agents will not engage in any prohibited stabilizing transactions in connection with any offers or sales of shares of our common stock as our sales agents pursuant to the distribution agreement.

We will pay the Agents a commission that is equal to 1.5% of the gross sales price per share of our common stock sold through the Agents, as our sales agents, under the distribution agreement. The remaining sales proceeds, after deducting any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of shares of our common stock, will be our net proceeds (before the expenses referred to in the next paragraph) from the sale of our shares of common stock in the offering.

We estimate that the total expenses payable by us in connection with the establishment of the program to offer our shares of common stock described in this prospectus supplement, excluding commissions and any discounts payable to the Agents and any other deductions described in the paragraph above, will be approximately $400,000.

Under the terms of the distribution agreement, we may, if agreed to by the Agents, also sell shares of our common stock to one or more of the Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to one or more of the Agents as principal, we will enter into a separate terms agreement with the Agent and we will describe the public offering price, underwriting discount

(which may exceed 1.5% of the public offering price) and other terms of the offering of those shares of our common stock in a separate prospectus supplement. However, the Agents have no obligation to agree to purchase shares of our common stock as principal or to enter into a terms agreement.

Settlement for sales of our shares of common stock will occur on the third trading day (or on such other date as may be agreed upon by us and the Agents) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The offering of our shares of common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale of shares of our common stock subject to the distribution agreement having an aggregate offering price of $250,000,000 (2) the termination of the distribution agreement by us or by each of the Agents and (3) the twelve month anniversary of the date of the distribution agreement. The distribution agreement may be terminated either by us or any Agent (with respect to such Agent’s obligations relating to the solicitation of offers to purchase shares of the common stock) at any time and in the sole discretion of us or the Agents, as the case may be.

We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

We and the Agents have determined that our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act, by Rule 101(c)(1) of Regulation M. If we or any of the Agents have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party has agreed to promptly notify the other parties and sales of common stock under the distribution agreement will be suspended until that or other exemptive provisions have been satisfied in our collective judgment.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Agents that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

Certain of the Agents and/or their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Certain affiliates of the Agents are lenders under our bank credit facility and may receive a portion of the proceeds from sales of our shares of common stock that are the subject of this prospectus supplement if, and to the extent, those proceeds are used to repay borrowings under our bank credit facility. In addition, from time to time, the Agents and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from Strategic Hotels & Resorts, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Strategic Hotels & Resorts, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BSK Del Partner, L.P. as of and for the year ended December 31, 2013, incorporated in this prospectus supplement by reference from the Current Report on Form 8-K/A of Strategic Hotels & Resorts, Inc., dated August 15, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BSK Del Partner, L.P. for the year ended December 31, 2012, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of Strategic Hotels & Resorts, Inc. for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of FMT Scottsdale Holdings, L.L.C. and Walton/SHR FPH Holdings, L.L.C., both of which are under common ownership and common management, as of December 31, 2013 and for the years ended December 31, 2013 and 2012, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of Strategic Hotels & Resorts, Inc. for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal matters

The validity of the shares of common stock offered hereby and certain other matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other matters in connection with this offering will be passed upon for us by Paul Hastings LLP, New York, New York. Certain legal matters related to this offering will be passed upon for the Agents by Willkie Farr & Gallagher LLP, New York, New York.

Where you can find more information and incorporation by reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We also maintain a website at www.strategichotels.com that contains information concerning us, including the reports we file with the SEC. Other than the documents specifically incorporated by reference into this prospectus supplement and the accompanying prospectus below, the information contained or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement and is not a part of this prospectus supplement and the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus, which is part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and the common stock offered in this prospectus supplement and the accompanying prospectus, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-32223), are incorporated herein by reference:

•	our annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 24, 2015;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2014;

•	our current reports on Form 8-K filed with the SEC on January 5, 2015, January 6, 2015 (excluding Item 7.01), January 29, 2015 (excluding Item 7.01), February 3, 2015 and February 24, 2015; and

•	our current report on Form 8-K/A filed with the SEC on August 15, 2014.

In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering are deemed incorporated by reference into this prospectus supplement and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement.

Any statement contained in any document incorporated by reference herein shall be deemed to be amended, modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus supplement. Requests for such documents should be directed to Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, IL 60606-3415, Attention: Secretary, (312) 658-5000.

PROSPECTUS

STRATEGIC HOTELS & RESORTS, INC.

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights and Units

This prospectus contains a general description of the debt and equity securities that we may offer for sale. We may from time to time offer, in one or more series or classes, separately or together, the following:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants;

•	subscription rights; and/or

•	units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities. We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

In addition, certain selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “BEE.” On February 23, 2015, the last reported sale price of our common stock on the NYSE was $13.17.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

February 24, 2015

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities covered by this prospectus. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

As used in this prospectus, references to “we,” “our,” “us” and the “Company” are to Strategic Hotels & Resorts, Inc. and, except as the context otherwise requires, its consolidated subsidiaries, including Strategic Hotel Funding, L.L.C., our operating partnership, and its consolidated subsidiaries. References to “SH Funding” are to Strategic Hotel Funding, L.L.C.

This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Fairmont®, Four Seasons®, Hyatt®, InterContinental®, JW Marriott®, Loews®, Marriott®, Montage®, Ritz-Carlton® and Westin®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer or underwriter of the securities being offered hereby. In addition, none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the securities offered hereby.

This prospectus is part of an automatic “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. By using this shelf registration process, we may sell common stock, preferred stock, debt securities, depositary shares, subscription rights and warrants to purchase debt or equity securities described in this prospectus, either separately or in units, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading “Where You Can Find More Information.”

STRATEGIC HOTELS & RESORTS, INC.

Strategic Hotels & Resorts, Inc. was incorporated in Maryland in January 2004 to acquire and asset-manage upper upscale and luxury hotels and resorts that are subject to long-term management contracts. The terms upper upscale and luxury are classifications of hotels by brand that are defined by Smith Travel Research, an independent provider of lodging industry statistical data. We completed our initial public offering in June 2004. Our accounting predecessor, Strategic Hotel Capital, L.L.C. was founded in 1997.

We operate as a self-administered and self-managed real estate investment trust, or REIT, managed by our board of directors and executive officers and conduct our operations through our direct and indirect subsidiaries, including SH Funding. We are the managing member of SH Funding and hold approximately 99.7% of its membership units as of February 23, 2015. We own interests in or lease our properties through our investment in SH Funding and its subsidiaries. We manage all business aspects of SH Funding, including the sale and purchase of hotels, the investment in these hotels and the financing of our operating partnership and its assets.

As of February 23, 2015, we:

•	wholly own or lease 16 hotels and have 53.5% and 51.0% interests in affiliates that each own one hotel where we asset manage such hotel;

•	own land held for development including:

•	50.7 acres of oceanfront land in Nayarit, Mexico;

•	13.8 acres of land in Scottsdale, Arizona adjacent to our Four Seasons Resort Scottsdale at Troon North entitled for development and residential usage; and

•	a 20,000 square-foot oceanfront land parcel in Santa Monica, California adjacent to our Loews Santa Monica Beach Hotel entitled for development and residential units.

We do not operate any of our hotels directly; instead we employ internationally known hotel management companies to operate them for us under management contracts or operating leases. Our existing hotels are operating under the widely-recognized upper upscale and luxury brands of Fairmont®, Four Seasons®, Hyatt®, InterContinental®, JW Marriott®, Loews®, Marriott®, Montage®, Ritz-Carlton® and Westin®. The Hotel del Coronado is operated by a specialty management company, KSL Resorts. We seek to maximize asset values and operating results through asset management. Although we have no imperative to grow, we will opportunistically seek to acquire additional properties that meet our disciplined investment criteria.

Our principal executive offices are located at 200 West Madison Street, Suite 1700, Chicago, Illinois 60606-3415 and our telephone number is (312) 658-5000. Our website address is www.strategichotels.com. Other than the documents specifically incorporated by reference into this prospectus, the information contained or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors contained in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 24, 2015, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve certain risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements are identified by their use of such terms and phrases as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes” and “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference herein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the factors referred to in this prospectus under the section titled “Risk Factors”;

•	the effects of economic conditions and disruption in financial markets upon business and leisure travel and the hotel markets in which we invest;

•	our liquidity and refinancing demands;

•	our ability to obtain, refinance or extend maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•

stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where our hotels and resorts operate and in which we invest, including luxury and upper upscale product;

•	general volatility of the capital markets and the market price of our shares of common stock;

•	availability of capital;

•	our ability to dispose of properties in a manner consistent with our investment strategy and liquidity needs;

•

hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Germany or other countries where we invest;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	risks related to natural disasters;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	contagious disease outbreaks;

•	delays and cost-overruns in construction and development;

•	marketing challenges associated with entering new lines of business or pursuing new business strategies;

•	our failure to maintain our status as a REIT;

•	changes in the competitive environment in our industry and the markets where we invest;

•	changes in real estate and zoning laws or regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	changes in generally accepted accounting principles, policies and guidelines; and

•	litigation, judgments or settlements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement to:

•	repay any outstanding indebtedness at the time it is due;

•	acquire and develop hotel properties as suitable opportunities arise;

•	invest in future co-investment ventures;

•	make improvements to our hotel properties; and

•	fund general business purposes.

General business purposes may include additions to working capital and capital expenditures. We may also use a portion of the net proceeds to invest in or acquire businesses that we believe are complimentary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing investment-grade securities.

We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.

CERTAIN RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the periods indicated:

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	3.01	1.29	—	—	—
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	2.61	1.02	—	—	—

In the calculation of the above ratios, our “earnings” represented income (loss) before income taxes, noncontrolling interests, earnings (losses) from equity investees and discontinued operations from our consolidated statements of operations, as adjusted for fixed charges, amortization of capitalized interest, distributed earnings from equity investees and capitalized interest.

Our “fixed charges” consisted of interest incurred (whether expensed or capitalized), amortization of deferred financing costs and debt discount and estimated interest component of rental expense. Preferred dividends include dividends declared during the period. Earnings were inadequate to cover fixed charges by $39.3 million, $89.8 million and $274.6 million for the years ended December 31, 2012, 2011 and 2010, respectively. Earnings were inadequate to cover combined fixed charges and preferred dividends by $63.4 million, $119.0 million and $305.5 million for the years ended December 31, 2012, 2011 and 2010, respectively.

DESCRIPTION OF OUR STOCK

Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our stock and describes certain provisions of our charter, our bylaws and the MGCL. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter and our bylaws, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the MGCL. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 350,000,000 shares of common stock, $0.01 par value per share, and 150,000,000 shares of preferred stock, $0.01 par value per share. As of February 20, 2015, we had 274,783,338 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our charter provides that our board of directors, without stockholder approval, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of our stock that we are authorized to issue.

Power to Reclassify Stock

Our charter authorizes our board of directors to classify any unissued preferred stock and to reclassify any previously classified but unissued common stock and preferred stock of any series from time to time in one or more classes or series, as authorized by our board of directors. Prior to the issuance of stock of each class or series, our board of directors is required by the MGCL and our charter to set for each such class or series, subject to the provisions of our charter regarding the restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of shares of preferred stock with priority over our common stock with respect to distributions and rights upon liquidation or with other terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our stockholders or otherwise might be in their best interest.

Power to Issue Additional Common Stock and Preferred Stock

We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, including the NYSE. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Code do not apply to the first year for which an election to be a REIT is made.

To assist us in continuing to remain a REIT, our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

Our charter further prohibits (i) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held in the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code). Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may, prospectively or retroactively, exempt a person from these limits. However, our board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the Trust. Our board of directors may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, as it deems necessary or advisable, in order to determine or ensure our status as a REIT in circumstances where it has received a request for exemption and is unable to satisfy itself that the ownership limitations will not be violated.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust (the “Trust”) for the exclusive benefit of one or more charitable beneficiaries (“Charitable Beneficiaries”), and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee (the “Trustee”) of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trustee must be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, effective as of the date that the shares have been transferred to the Trustee, the Trustee will have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trustee and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give a value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the net proceeds received by the Trustee from the sale or other disposition of the shares. The Trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the Trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trustee, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Trustee upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares.

Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Common Stock

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock generally entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any subsequently issued class or series of stock, the holders of such common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, generally can elect all of the directors and the holders of the remaining stock are not able to elect any directors.

Distributions, Liquidation and Other Rights of Common Stock

All common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.

Preferred Stock

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock as a separate class or series and to establish from time to time the number of shares of preferred stock to be included in the class or series and to fix the designation and set, subject to the provisions of our charter regarding restrictions on transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each class or series.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the class or series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the class or series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the class or series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which shares of preferred stock of the class or series will be convertible into shares of preferred stock of another class or series or common stock, including the conversion price, or manner of calculating the conversion price;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the class or series of shares of preferred stock;

•	a discussion of material U.S. federal income tax considerations applicable to shares of preferred stock of the class or series;

•	the relative ranking and preferences of shares of preferred stock of the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of shares of preferred stock ranking senior to or on a parity with the class or series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•

any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the class or series, in each case as may be appropriate to preserve our status as a REIT under the Code.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of amendments by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides, except with respect to amendments to the provisions of our charter regarding restrictions on the transfer and ownership of our stock and certain provisions relating to our board of directors, or the vote required to amend such provisions, for approval of amendments to our charter by a majority of the votes entitled to be cast on the matter. The board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held at a date and time as determined by our board. Special meetings of stockholders may be called only by our board of directors, our Chairman, our President or our Chief Executive Officer and must be called by our Secretary upon the written request of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter at the meeting. Only matters set forth in the notice of a special meeting may be considered and acted upon at a special meeting. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting who is entitled to vote at the meeting in the election of directors or such other business and who has complied with the advance notice procedures of, and provided the information required by, our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting of stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) provided that the board of directors has determined that directors will be elected at the special meeting, by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of, and provided the information required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Board of Directors

Our board of directors consists of nine directors and may be increased or decreased by our board to a number of directors not less than the minimum number required by the MGCL, which is one, nor more than 15. Directors are elected by a plurality of the votes cast at each annual meeting of stockholders to serve until the next annual meeting and until their successors are elected and qualify. However, our board of directors has adopted a director resignation policy, pursuant to which, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will, promptly following certification of the stockholder vote, tender his or her resignation to our board of directors with such resignation expressly stating that it is contingent upon the acceptance of the resignation by our board of directors in accordance with our corporate governance guidelines.

Except as otherwise provided by the board in fixing the terms of any class or series of stock, any vacancy, including any vacancy created by an increase in the number of directors, may be filled by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove directors, a director may generally be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot dissolve, merge, convert into another form of entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of the votes entitled to be cast on each such matter. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of the corporation’s stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has not granted any current exemptions to these provisions.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With certain exceptions, the MGCL provides that holders of “control shares” of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person, by our officers or by our employees who are also our directors. Control shares are voting shares which, if aggregated with all other shares owned or voted by the acquiror (except for shares of stock for which the acquiror is entitled to vote solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror may then cast a majority of the votes entitled to be cast, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our stock from the control share provisions of Maryland law. Nothing prevents our board from amending or repealing this provision in the future, except with respect to certain former stockholders, who will not be subject to the operation of the control share provision of the MGCL without their prior consent in the event that our board of directors amends or repeals this provision in the future.

Maryland Unsolicited Takeovers Act

The MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the full remainder of the term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board the exclusive power to fix the number of directorships and (c) require, unless called by our Chairman, our President, our Chief Executive Officer, or our board, the request of holders of a majority of outstanding shares to call a special meeting. We have also elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of the Company or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit the Company, with the approval of the board of directors, to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT. If our board of directors so determines, or determines that compliance with such restrictions is no longer required in order for us to qualify as a REIT, the restrictions in the section above entitled “Description of our Stock—General—Restrictions on Ownership and Transfer” will no longer apply.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such securities. For more information, please refer to the provisions of the deposit agreement we will enter into with a depositary to be selected, our charter, our bylaws and the form of articles supplementary for the applicable series of preferred stock.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption, liquidation and other rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among the Company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the shares of preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the shares of preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our qualification as a REIT, then we will use our best efforts to list the shares of preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of the Company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of shares of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us that are received by the depositary as the holder of the preferred stock.

Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its gross negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from the Company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

U.S. Federal Income Tax Consequences

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the shares of preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such shares of preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock to an exchanging owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF DEBT SECURITIES

The following description contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the senior indenture we will enter into with a trustee to be selected, relating to the issuance of the senior debt securities, and the subordinated indenture we will enter into with a trustee to be selected, relating to issuance of the subordinated debt securities. Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus.

As used in this prospectus, the term “indentures” refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under and governed by the Trust Indenture Act of 1939, as amended. As used in this prospectus, the term “trustee” refers to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following are summaries of material provisions anticipated to be included in the senior indenture and the subordinated indenture. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures, including any related supplemental indentures, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are substantially identical.

General

Each prospectus supplement will describe the terms relating to a series of debt securities, including without limitation:

•	the title and any series designation of such debt securities;

•	any limit on the amount that may be issued;

•	whether or not such series of debt securities will be issued in global form, the terms and who the depositary will be;

•	the maturity date(s);

•

the annual interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

•	the place(s) where payments shall be payable;

•

the date, if any, after which, and the price(s) at which, such series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•

the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any sinking fund, mandatory redemption or otherwise, to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

•	the denominations in which such series of debt securities will be issued, if in other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions;

•	the currency or currency units of payment of the principal of, premium, if any, and interest on the debt securities;

•	the terms pursuant to which such debt securities are subject to defeasance;

•	the terms and conditions, if any, pursuant to which such debt securities are secured; and

•	any and all additional, eliminated or changed terms from the indentures that shall apply to a series of debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities will be described in the prospectus supplement relating to that series of debt securities. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, preferred stock or other securities to be received by the holders of the series of debt securities would be subject to adjustment.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to consolidate with or merge into any other person or company, in either case where the Company is not the survivor of such transaction, or sell or convey all or substantially all of its property to any other person. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person or company with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities issued:

•	failure to pay the principal, or premium, if any, when due;

•	failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

•

failure to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and such failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the fourth bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. The trustee may withhold notice to the holders of debt securities of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to fix any ambiguity, defect or inconsistency in such indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected, voting together as a single class. However, we can make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of such series of debt securities;

•	changing any of our obligations to pay additional amounts;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

•	reducing the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	changing currency in which any debt security or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any debt security;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reducing the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or debt securities or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reducing the requirements contained in the applicable indenture for quorum or voting; or

•	modifying any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to such series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

The security registrar and any transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder or by wire transfer. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in Wilmington, Delaware will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

Governing Law

The indentures and each debt security will be deemed to be contracts made under the internal laws of the State of New York, and for all purposes will be construed in accordance with the laws of said state. The indentures are subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and shall, to the extent applicable, be governed by such provisions.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under one or more warrant agreements we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of U.S. federal income tax consequences; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants, subscription rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations associated with our decision to elect to be taxed as a REIT and with the ownership of our common stock. The following discussion is not exhaustive of all possible tax considerations that may be relevant to the REIT election or with the ownership of our common stock. Moreover, the discussion contained herein does not address all aspects of taxation that may be relevant to you in light of your personal tax circumstances, including, for example, certain types of stockholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations, except to the extent discussed under the caption “—Taxation of Taxable U.S. Stockholders—Taxation of Tax-Exempt Stockholders”; financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed under the caption “—Taxation of Non-U.S. Stockholders.”

The statements in this discussion are based upon, and qualified in their entirety by, current provisions of the Internal Revenue Code, existing, temporary, and currently-proposed, Treasury Regulations promulgated under the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service and judicial decisions. We cannot give you any assurances that future legislative, administrative or judicial actions or decisions, which may be retroactive in effect, will not affect the accuracy of any of the statements contained herein.

You are urged to consult your own tax advisor regarding the specific tax consequences to you of the ownership and sale of stock in an entity electing to be taxed as a real estate investment trust, including the federal, state, local, foreign and other tax consequences of such ownership and sale, as well as potential changes in the applicable tax laws. This summary is based on the facts and applicable law as of the date hereof.

General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, or the Code, commencing with our taxable year ended December 31, 2004. We believe we were organized and have operated in a manner that allows us to qualify and remain qualified for taxation as a REIT under the Code. We intend to continue to operate in this manner. However, our continued qualification and taxation as a REIT depends on our ability to continue to meet, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by counsel. No assurances can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “—Requirements for Qualification as a REIT—Income Tests—Failure to Qualify.”

The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following describes the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT. Paul Hastings LLP has rendered an opinion to us, dated as of the date hereof, to the effect that, commencing with our taxable year ended December 31, 2004, we have qualified to be taxed as a REIT and that our current and proposed methods of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Paul Hastings LLP’s opinion is filed as an exhibit to this registration statement. Paul Hastings LLP will have no obligation to update its opinion subsequent to the date of the opinion.

It must be emphasized that an opinion of counsel is expressed as of the date given, is based on various assumptions, representations and covenants relating to our organization and operation, and is conditioned on representations and covenants made by our management regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, neither Paul Hastings LLP nor we can assure you we will so qualify for any particular year. Paul Hastings LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed in Paul Hastings LLP’s opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and the IRS could challenge the conclusions in those opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels and diversity of stock ownership, various qualification requirements imposed on REITs by the Code. Compliance with these requirements has not been and will not be reviewed by Paul Hastings LLP, although our status as a REIT at the date of Paul Hastings LLP’s opinion depends, in part, on our continued compliance with these requirements. Further, some of these requirements depend on the fair market values of assets directly or indirectly owned by us. These values may not be susceptible to a precise determination. Accordingly, neither Paul Hastings LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements. See “—Requirements for Qualification as a REIT—Income Tests—Failure to Qualify.”

Taxation of a REIT

If we qualify for taxation as a REIT, generally we will not be subject to federal or state corporate income taxes on net income currently distributed to stockholders. The benefit of this tax treatment is that it substantially eliminates the “double taxation” resulting from the taxation at both the corporate and stockholder levels that generally results from operating a business through a corporation. Accordingly, income generated by us generally will be subject to taxation solely at the stockholder level upon distribution. We will, however, be required to pay certain federal income taxes, including in the following circumstances:

•

We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which such income is earned.

•	We will be subject to the “alternative minimum tax” on our undistributed items of tax preference.

•

We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we are determined to have held primarily for sale to customers in the ordinary course of business other than foreclosure property (known as “prohibited transactions”).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by a fraction intended to reflect our profitability.

•

If we have net income from the sale or other disposition of “foreclosure property,” which is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

•

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (i) the fair market value of the asset over (ii) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation generally refers to a corporation required to pay full corporate level tax on its net taxable income. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire an asset from the C corporation.

•

If we fail to distribute during the calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such year, (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a nondeductible 4% excise tax on the excess of such required distribution over the amount actually distributed to stockholders.

•	We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.

•	We may be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries not conducted on an arm’s-length basis.

•	If we do not comply with certain REIT qualification provisions but discover such noncompliance, we may elect to pay a penalty tax of $50,000 in order to ensure preservation of REIT status.

•

We will generally be subject to tax on the portion of any “excess inclusion” income derived from an investment in residual interests in real estate mortgage investment conduits or certain other securitization vehicles to the extent our stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

Requirements for Qualification as a REIT

Introduction

In order to qualify as a REIT for federal income tax purposes, we must elect to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, sources of our income, the nature of our assets, the amount of our distributions, and the ownership of our stock.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates of beneficial ownership to its owners;

(3)	that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

(4)	that is not a financial institution or an insurance company under the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	in which not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include some entities, during the last half of each year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets, and the amount and timing of its distributions.

The Internal Revenue Code provides that conditions (1) to (4) above must be met during the entire year and that condition (5) above must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above do not apply to the first taxable year for which an election is made to be taxed as a REIT.

Our charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described above under the caption “Description of our Stock—General—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT may terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for federal income tax purposes. All assets, liabilities and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities and items of income, deduction and credit of the parent REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a REIT and for which no election has been made to treat it as a “taxable REIT subsidiary” as discussed below. Thus, in applying the requirements described in this section, any qualified REIT subsidiary that we may own in the future will be ignored for federal tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

A REIT will be deemed to own its proportionate share (based upon its share of the capital of the partnership) of the assets of a partnership in which it is a partner and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership attributed to a REIT shall retain their same character as in the hands of the partnership for purposes of determining whether the REIT satisfied the income and asset tests described below.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be REIT qualifying income, as described below, if earned directly by the parent REIT. Both the subsidiary and the real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 25% of the value of the REIT’s assets at the close of each quarter may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any net taxable income that it earns. There is a 100% excise tax imposed on transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm’s-length basis. Our hotel and resort properties are leased to taxable REIT subsidiaries that pay us rent and generally contract with managers to run such hotels and resorts. We believe that the rent and other lease terms with our taxable REIT subsidiaries are at arm’s length.

Our domestic taxable REIT subsidiaries will pay federal and state corporate income tax on their taxable income and their after-tax net income will be available for reinvestment and for distribution to us as their parent.

Income Tests

General

A REIT must satisfy annually two tests regarding the sources of its gross income in order to maintain its real estate investment trust status. First, at least 75% of a REIT’s gross income, excluding gross income from certain “dealer” sales, for each taxable year generally must consist of defined types of income that the REIT derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. We refer to this test as the 75% gross income test. Qualifying income for purposes of the 75% gross income test generally includes:

•	interest from debt secured by mortgages on real property or on interests in real property;

•	“rents from real property” (as defined below);

•	dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;

•	gain from the sale or other disposition of real property other than property held for sale to customers in the ordinary course of business; and

•

amounts, other than amounts the determination of which depends in whole or in part on the income or profits of any person, received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property.

Second, at least 95% of the REIT’s gross income, excluding gross income from certain “dealer” sales, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest and gain from the sale or disposition of stock or securities. We refer to this test as the 95% gross income test.

For these purposes, the term “interest” generally does not include any interest of which the amount received depends, directly or indirectly, in whole or part, on the income or profits of any person. An amount will generally not be excluded from the term “interest,” however, if such amount is based on a fixed percentage of receipts or sales.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, or fail to satisfy other REIT qualification requirements, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

•	our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

•	we pay a penalty of $50,000 with our tax return for the year of the failure to meet the REIT requirements occurred;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with the intent to evade tax.

It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above under the caption “—Taxation of a REIT”, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite frequently monitoring our income.

Foreclosure Property

Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property that is acquired by us through foreclosure following a default on indebtedness owed to us that is secured by the property and for which we make an election to treat the property as foreclosure property.

Prohibited Transaction Income

Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income and subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT or may reduce our after-tax profitability. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Code and Treasury Regulations provide standards which, if met, would not result in prohibited transaction income, and those standards have recently been relaxed to some degree, we may not be able to meet these standards in all circumstances.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, and properly designate such hedging transaction under IRS rules, any income or gain from the disposition of hedging transactions should be excluded from gross income for purposes of the 95% gross income test and, with respect to hedging transactions entered into after July 30, 2008, for purposes of the 75% gross income test as well.

Rents from Real Property

Rent that a REIT receives from real property that it owns and leases to tenants will qualify as “rents from real property” if the following conditions are satisfied:

•

First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of being based on a fixed percentage, or percentages, of sales and receipts.

•	Second, neither a REIT nor any direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of the tenant from which the REIT collects the rent.

•

Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

•

Finally, a REIT generally must not operate or manage its real property or furnish or render services to its tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive revenue. The REIT may provide services directly, however, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered “primarily for the occupant’s convenience.” In addition, the REIT may render, other than through an independent contractor, a de minimis amount of “non-customary” services to the tenants of a property as long as the REIT’s income from such services does not exceed 1% of its gross income from the property.

Although no assurances can be given that either of the income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet each of the 75% gross income test and the 95% gross income test. Such belief is premised in large part on our expectation that substantially all of the amounts received by us will qualify as interest from debt secured by mortgages on real property or on interests in real property.

Asset Tests

A REIT also must satisfy the following four tests relating to the nature of its assets at the close of each quarter of its taxable year.

•

First, at least 75% of the value of a REIT’s total assets must consist of cash or cash items (including receivables), government securities, “real estate assets,” or qualifying temporary investments. We refer to this test as the “75% asset test.”

•

Second, generally no more than 25% of the value of a REIT’s total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test. We refer to this test as the “25% asset test.”

•

Third, of the investments included in the 25% asset test, the value of the securities of any one issuer (other than a taxable REIT subsidiary) that a REIT owns may not exceed 5% of the value of the REIT’s total assets, and a REIT may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer (other than a taxable REIT subsidiary).

•

Fourth, while a REIT may own up to 100% of the stock of a corporation that elects to be treated as a taxable REIT subsidiary for federal income tax purposes, at no time may the total value of a REIT’s stock in one or more taxable REIT subsidiaries exceed 25% of the value of the REIT’s gross assets.

We expect that any real property and temporary investments that we acquire, directly or through SH Funding, will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of “real estate assets.” Mortgage loans, including distressed mortgage loans, construction loans, bridge loans and mezzanine loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests. If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (i) we satisfied the asset tests at the end of the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

Each taxable year, a REIT must distribute dividends to its stockholders in an amount at least equal to:

•

90% of the REIT’s “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and the REIT’s net capital gain or loss, and 90% of any after tax net income from foreclosure property; minus

•	certain items of noncash income.

A REIT must make such distributions in the taxable year to which they relate, or in the following taxable year if the REIT declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular distribution date after such declaration. Further, if a REIT fails to meet the 90% distribution requirement as a result of an adjustment to its tax returns by the Internal Revenue Service, the REIT may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to its stockholders.

A REIT will be subject to federal income tax on its taxable income, including net capital gain, that it did not distribute to its stockholders. Furthermore, if a REIT fails to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

•	85% of the REIT’s real estate investment trust ordinary income for such year;

•	95% of the REIT’s real estate investment trust capital gain income for such year; and

•	any of the REIT’s undistributed taxable income from prior periods,

the REIT will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If the REIT elects to retain and pay income tax on the net capital gain that it receives in a taxable year, the REIT will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

The IRS has released statements of its positions and nonprecedental private rulings regarding in what circumstances a publicly-traded REIT may satisfy its distribution requirements with distributions of its stock. A published revenue procedure setting forth guidance, which expired at the end of 2011, required (1) the distribution be made to stockholders with respect to the stock of the REIT, (2) each stockholder may elect to receive its entire entitlement in either money or stock of equivalent value subject to the limitation that the amount of cash may be no less than 10% of the aggregate declared distribution, (3) the calculation of the number of shares be made as close as practicable to the payment date and be based on a formula that is designed to equate the number of shares with the amount of money that could be received instead, and (4) with respect to a dividend reinvestment plan, such plan only applies to the extent that in the absence of such plan, the stockholder would have received the distribution in money under clause (2), above. In the event that we make a distribution, we may utilize partial stock distributions in satisfying our REIT distribution requirements if consistent with IRS guidance in this area.

We intend to make distributions to our holders of common stock in a manner that will allow us to satisfy the distribution requirements described above. It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and we may have difficulty satisfying the distribution requirements. We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the Internal Revenue Code. It is possible, although unlikely, that we may decide to terminate our REIT status as a result of any such cash shortfall. Such a termination would have adverse consequences to our stockholders. The consequences are described above under the caption “—Taxation of a REIT.”

Recordkeeping Requirements

A REIT must maintain records of information specified in applicable Treasury Regulations in order to maintain its qualification as a real estate investment trust. In addition, in order to avoid a monetary penalty, a REIT must request, on an annual basis certain information from its stockholders designed to disclose the actual ownership of the REIT’s outstanding stock. We intend to comply with these recordkeeping requirements.

Ownership Requirements

For a REIT to qualify as a real estate investment trust, shares of the REIT must be held by a minimum of 100 persons for at least 335 days in each taxable year after the REIT’s first taxable year. Further, at no time during the second half of any taxable year after the REIT’s first taxable year may more than 50% of the REIT’s shares be owned, actually or constructively, by five or fewer “individuals.” As of the date hereof, we satisfy the requirement that we not be closely held as described in the foregoing sentence. Our common stock is held by well over 100 persons. Our amended and restated charter contains ownership and transfer restrictions designed to prevent violation of these requirements. The provisions of the amended and restated charter restricting the ownership and transfer of our common stock are described in the accompanying prospectus under the caption “Description of our Stock—General—Restrictions on Ownership and Transfer.”

Failure to Qualify

If a REIT fails to qualify as a real estate investment trust in any taxable year, and no relief provisions applied, the REIT would be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. In calculating a REIT’s taxable income in a year in which it did not qualify as a real estate investment trust, the REIT would not be able to deduct amounts paid out to its stockholders. In fact, the REIT would not be required to distribute any amounts to its stockholders in such taxable year. In such event, to the extent of the REIT’s current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Moreover, subject to certain limitations under the Internal Revenue Code, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed as individuals may be eligible for a reduced tax rate on “qualified dividend income” from regular C corporations. Unless the REIT qualified for relief under specific statutory provisions, the REIT would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it ceased to qualify as a real estate investment trust. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

Taxable U.S. Stockholder

As used herein, the term “Taxable U.S. Stockholder” means a holder of our common stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;

•

an estate, the income of which from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•

any trust with respect to which a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year in which we qualify as a REIT, amounts distributed to Taxable U.S. Stockholders will be taxed as follows.

Distributions Generally

Distributions made to our Taxable U.S. Stockholders out of current or accumulated earnings and profits, and not designated as a capital gain dividend, will be taken into account by such stockholder as ordinary income and will not, in the case of a corporate stockholder, be eligible for the dividends received deduction. As a REIT, our dividends generally will not qualify for the maximum reduced rate of federal income taxation of 15% for certain qualified dividends. To the extent that we make a distribution with respect to holders of our common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a Taxable U.S. Stockholder first as a tax-free return of capital, reducing the stockholder’s tax basis in the common stock, and any portion of the distribution in excess of the stockholder’s tax basis in the common stock will then be treated as gain from the sale of such common stock. Dividends declared by us in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by stockholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Taxable U.S. Stockholders may not include on their federal income tax returns any of our tax losses.

Capital Gain Dividends

Dividends to Taxable U.S. Stockholders that properly are designated by us as capital gain dividends will be treated by such stockholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the stockholders have held our common stock. Taxable U.S. Stockholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

Retained Capital Gains

A REIT may elect to retain, rather than distribute, its net long-term capital gain received during the tax year. To the extent designated in a notice from the REIT to its stockholders, the REIT will pay the income tax on such gains and Taxable U.S. Stockholders must include their proportionate share of the undistributed net long-term capital gain so designated in their income for the tax year. Each Taxable U.S. Stockholder will be deemed to have paid its share of the tax paid by the REIT, which tax will be credited or refunded to such stockholder.

Passive Activity Loss and Investment Interest Limitations

Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, Taxable U.S. Stockholders who are subject to the passive loss limitation rules of the Internal Revenue Code will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, net capital gain from the disposition of our common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

Sale of Common Stock

Upon the sale of our common stock, a Taxable U.S. Stockholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s tax basis in the common stock sold. To the extent that the common stock is held as a capital asset by the Taxable U.S. Stockholder, the gain or loss will be a long-term capital gain or loss if the common stock has been held for more than a year, and will be a short-term capital gain or loss if the common stock has been held for a shorter period. In general, however, any loss upon a sale of the common stock by a Taxable U.S. Stockholder who has held such common stock for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

New Legislation

Legislation enacted in 2010 requires certain U.S. Stockholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the common stock for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the common stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, which we refer to as exempt organizations, generally are exempt from federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or UBTI. UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of common stock with debt, a portion of its income from a REIT will constitute UBTI pursuant to the “debt-financed property” rules under the Code.

In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of a REIT will be required to treat a percentage of the dividends paid by the REIT as UBTI based upon the percentage of the REIT’s income that would constitute UBTI to the stockholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our common stock only if (i) the percentage of the income from us that is UBTI (determined as if we were a pension trust) is at least 5% and (ii) we are treated as a “pension-held REIT.” We do not expect to be classified as a “pension-held REIT” due to our diverse stock ownership.

Taxation of Non-U.S. Stockholders

General

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, which we refer to as Non-U.S. Stockholders, are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all Non-U.S. Stockholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws with regard to the election, including any reporting and withholding requirements.

Ordinary Dividends

Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by a REIT of United States real property interests or otherwise effectively connected with the Non-U.S. Stockholders’ conduct of a U.S. trade or business and that are not designated by a REIT as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of current or accumulated earnings and profits of the REIT. Any portion of a distribution in excess of current and accumulated earnings and profits of the REIT will not be taxable to a Non-U.S. Stockholder to the extent that such distribution does not exceed the adjusted basis of the stockholder in the REIT’s stock, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a Non-U.S. Stockholder in our common stock, such excess generally will be treated as gain from the sale or disposition of the common stock and will be taxed as described below.

Withholding

Dividends paid to Non-U.S. Stockholders may be subject to U.S. withholding tax. If an income tax treaty does not apply and the Non-U.S. Stockholder’s investment in the REIT’s stock is not effectively connected with a trade or business conducted by the Non-U.S. Stockholder in the United States (or if a tax treaty does apply and the investment in the stock is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Stockholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because we generally cannot determine at the time that a distribution is made whether or not it will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a Non-U.S. Stockholder must furnish us or our paying agent with a duly completed Form 1001 or Form W-8BEN (or authorized substitute form) certifying such holder’s qualification for the reduced rate. Generally, a Non-U.S. Stockholder will be entitled to a refund from the IRS to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such stockholder.

In the case of a Non-U.S. Stockholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust. Non-U.S. Stockholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Stockholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder) are exempt from U.S. withholding tax. In order to claim such exemption, a Non-U.S. Stockholder must provide us or our paying agent with a duly completed Form W-8ECI (or authorized substitute form) certifying such holder’s exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of Non-U.S. Stockholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder may, in certain circumstances, be subject to an additional branch profits tax at a 30% rate, or lower rate specified by an applicable income tax treaty.

Capital Gain Dividends

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, which is commonly referred to as FIRPTA. Distributions paid to a Non-U.S. Stockholder who does not own more than 5% of any class of our stock at any time during the taxable year will be treated as a normal distribution and taxable and subject to withholding as described in the accompanying prospectus under Ordinary Dividends. However, if the Non-U.S. Stockholder owns more than 5% of our stock, withholding under FIRPTA will apply. Under FIRPTA, distributions attributable to gain from sales of U.S. real property are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders subject to FIRPTA thus would be taxed at the regular capital gain rates applicable to Taxable U.S. Stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

Withholding

Under FIRPTA, a REIT is required to withhold 35% of any distribution that is designated as a capital gain dividend or which could be designated as a capital gain dividend and is attributable to gain from the disposition of a United States real property interest. This amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability. Moreover, if a REIT designates previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

Sale of Common Stock

A Non-U.S Stockholder generally will not be subject to U.S. federal income tax under FIRPTA with respect to gain recognized upon a sale of our common stock, if less than 50% of our assets during a prescribed testing period consist of interests in real property located within the United States (excluding interests in real property solely in the capacity as a creditor) or we are a “domestically-controlled REIT.” A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT. If we are not a domestically-controlled REIT, a Non-U.S. Stockholder’s sale of our stock will generally not be subject to tax under FIRPTA if (a) the stock is treated as “regularly traded” on an established securities market and (b) the seller held 5% or less of our stock at all times during the one year period prior to distribution. If the gain on the sale of our common stock were subject to taxation under FIRPTA, a Non-U.S. Stockholder would be subject to the same treatment as Taxable U.S. Stockholders with respect to such gain (subject to the applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and possible application of the 30% branch profits tax in the case of foreign corporations). In addition, a purchaser of our common stock from a Non-U.S. Stockholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a Non-U.S. Stockholder on the disposition. Any amount withheld would be creditable against the Non-U.S. Stockholder’s FIRPTA tax liability.

Even if gain recognized by a Non-U.S. Stockholder upon the sale of our common stock is not subject to FIRPTA, such gain generally will be taxable to such stockholder if:

•

an income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the Non-U.S. Stockholder in the United States (or, an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder), in which case, unless an applicable treaty provides otherwise, a Non-U.S. Stockholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a Non-U.S. Stockholder that is a corporation, such stockholder may be subject to an additional branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the stockholder demonstrates its qualification for such rate; or

•

the Non-U.S. Stockholder is a nonresident alien individual who holds our common stock as a capital asset and was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the Non-U.S. Stockholder will be subject to a 30% tax on capital gains.

Estate Tax Considerations

The value of our common stock owned, or treated as owned, by a Non-U.S. Stockholder who is a nonresident alien individual at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Information Reporting and Backup Withholding

A REIT is required to report to its stockholders and to the IRS the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply even if withholding was not required with respect to payments made to a stockholder. In the case of Non-U.S. Stockholders, the information reported may also be made available to the tax authorities of the Non-U.S. Stockholder’s country of residence, if an applicable income tax treaty so provides.

Backup withholding generally may be imposed on certain payments to stockholders unless the stockholder (i) furnishes certain information, or (ii) is otherwise exempt from backup withholding.

A stockholder who does not provide a REIT with his or her correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, the REIT may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the REIT.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a stockholder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the Taxable U.S. Stockholder to a refund, provided that the required information is furnished to the IRS.

In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our common stock by a Non-U.S. Stockholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our common stock by foreign offices of certain brokers, including foreign offices of a broker that:

•	is a United States person;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

•	is a “controlled foreign corporation” for United States tax purposes.

Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain conditions are met, or the Non-U.S. Stockholder otherwise establishes an exemption.

Payment to or through a United States office of a broker of the proceeds of a sale of our common stock is subject to both backup withholding and information reporting unless the stockholder certifies in the manner required that he or she is a Non-U.S. Stockholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

State and Local Tax

The discussion herein concerns only the U.S. federal income tax treatment likely to be accorded to a REIT and its stockholders. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, you should consult your own tax advisor regarding the specific state and local tax consequences of the REIT Election and ownership and sale of our common stock.

The Foreign Account Tax Compliance Act (FATCA)

A 30% withholding tax on our distributions, including capital gains distributions, and on gross proceeds from the sale or other disposition of our shares, generally applies if paid to a foreign entity unless: (i) if the foreign entity is a “foreign financial institution,” it undertakes certain due diligence, reporting, withholding and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” it identifies certain of its U.S. investors or (iii) the foreign entity is otherwise excepted under FATCA. Withholding under FATCA is required: (i) generally with respect to distributions from us to shareholders, and (ii) with respect to certain capital gains distributions and gross proceeds from a sale or disposition of our shares that occur on or after January 1, 2017. If withholding is required under FATCA on a payment related to your shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be required to seek a refund or credit from the IRS to obtain the benefits of such exemption or reduction. We will not pay any additional amounts in respect to amounts that are withheld under FATCA. You should consult your tax advisor regarding the effect of FATCA based on your individual circumstances.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference to such registration statement.

PLAN OF DISTRIBUTION

General

We and/or the selling securityholders, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into options or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and/or the selling securityholders or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Selling Securityholders

The selling securityholders may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

We will not receive any of the proceeds from the sale of securities by selling securityholders.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the selling securityholders, may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling securityholders, and its compensation.

In connection with offerings made through underwriters or agents, we and/or the selling securityholders, may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or the selling securityholders, may sell the offered securities to dealers as principals. We and/or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We and/or the selling securityholders, may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and/or the selling securityholders, may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Subscription Offerings

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:

•	whether shares of common stock, shares of preferred stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the number of those securities or warrants that will be offered under the stockholder subscription rights;

•	the period during which and the price at which the stockholder subscription rights will be exercisable;

•	the number of stockholder subscription rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•	any other material terms of the stockholder subscription rights.

Indemnification; Other Relationships

We and/or the selling securityholders, may agree to indemnify underwriters, dealers, agents and remarketing firms against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock, which is listed on the NYSE. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we and/or the selling securityholders, sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Strategic Hotels & Resorts, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Strategic Hotels & Resorts, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BSK Del Partner, L.P. as of and for the year ended December 31, 2013, incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Strategic Hotels & Resorts, Inc., dated August 15, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BSK Del Partner, L.P. for the year ended December 31, 2012, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Strategic Hotels & Resorts, Inc. for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of FMT Scottsdale Holdings, L.L.C. and Walton/SHR FPH Holdings, L.L.C., both of which are under common ownership and common management, as of December 31, 2013 and for the years ended December 31, 2013 and 2012, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Strategic Hotels & Resorts, Inc. for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Paul Hastings LLP, New York, New York, and Venable LLP, Baltimore, Maryland. Certain other matters in connection with the offering of securities by this prospectus will be passed upon for us by Paul Hastings LLP. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain an internet site at www.strategichotels.com that contains information concerning us, including the reports we file with the SEC. Other than the documents specifically incorporated by reference into this prospectus below, the information contained or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-32223), are incorporated herein by reference:

•	our annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 24, 2015;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2014;

•	our current reports on Form 8-K filed with the SEC on January 5, 2015, January 6, 2015 (excluding Item 7.01), January 29, 2015 (excluding Item 7.01), February 3, 2015, February 24, 2015;

•	our current report on Form 8-K/A filed with the SEC on August 15, 2014; and

•	the description of our stock contained in our Registration Statement on Form S-11, as amended (file No. 333-112846) originally filed with the SEC on February 13, 2004.

In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, IL 60606-3415, Attention: Secretary, (312) 658-5000.

$250,000,000

Strategic Hotels & Resorts, Inc.

Common stock

Prospectus supplement

J.P. Morgan

Deutsche Bank Securities

BofA Merrill Lynch

Wells Fargo Securities

Raymond James

February 25, 2015